                                                                     Exhibit 4.4



--------------------------------------------------------------------------------


                             STOCKHOLDERS AGREEMENT


                            Dated as of May 26, 1998

                                     Among



                           STEEL HEDDLE GROUP, INC.,

                              AND ITS STOCKHOLDERS


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----
Section 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2.       Voting Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (a)     Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (b)     Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (c)     Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (d)     Rights Unimpaired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         (e)     APPOINTMENT OF PROXY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 3.       Repurchase Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         (a)     Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         (b)     Repurchase Procedure for Employee Shares.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         (c)     Payment for Employee Shares.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         (d)     Assignment to AIP.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Section 4.       Put Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (a)     Put upon Death or Disability.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (b)     Repurchase Procedure for Put Shares.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Section 5.       Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (a)     Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (b)     Certain Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (c)     Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (d)     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 6.       Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (a)     1933 Act Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (b)     Stockholders Agreement Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (c)     Removal of Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 7.       Sale of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 8.       Participation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 9.       Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (a)     Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (b)     Company Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (c)     Costs of Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (d)     Other Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (e)     Holdback Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (f)     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 10.      Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (a)     Offered Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (b)     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (c)     Refused Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (d)     Exclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         (e)     Excluded Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 11.      Transfers in Violation of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 12.      Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 13.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 14.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 15.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 16.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 17.      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 18.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 19.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 20.      Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 21.      Termination; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                             STOCKHOLDERS AGREEMENT


                 This STOCKHOLDERS AGREEMENT (this "AGREEMENT") is dated as of May 26, 1998 among STEEL HEDDLE GROUP, INC., a Delaware corporation (the "COMPANY"), AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND II, L.P., a Delaware limited partnership ("AIP"), the individuals who have executed this Agreement (or have otherwise agreed to be bound by the provisions hereof) and who are listed on the Schedule of Stockholders attached hereto as AIP Stockholders (the "AIP STOCKHOLDERS") and each other individual who hereafter executes a counterpart of this Agreement (or otherwise agrees to be bound by the provisions hereof) and who is listed on the Schedule of Stockholders attached hereto as an Employee Stockholder (the "EMPLOYEE STOCKHOLDERS" and, together with AIP and the AIP Stockholders, the "STOCKHOLDERS").

                 The parties hereby agree as follows:

                 SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

                 "AFFILIATE" of a Person means any other Person controlling, controlled by or under common control with such Person, whether by ownership of voting securities, by contract or otherwise, and in the case of AIP shall include any partner of AIP.

                 "AIP" is defined in the preface.

                 "AIP SHARES" means Stockholder Shares held by the AIP Stockholders and their respective Permitted Transferees.

                 "AIP STOCKHOLDERS" is defined in the preface.

                 "APPROVED SALE" is defined in Section 7.

                 "AUTHORIZATION DATE" is defined in Section 5(c).

                 "BOARD" means the Company's Board of Directors.

                 "CAUSE" means with respect to any Employee Stockholder, (i) such Employee Stockholder's willful and repeated failure to comply with the lawful directives of the Board (as set at a meeting of the Board in accordance with the Company's bylaws) or such Employee Stockholder's supervisory personnel (provided such directives are consistent with his or her position), (ii) any indictment for a felony, (iii) any indictment for any other criminal act or act of material dishonesty, disloyalty, misconduct by such Employee Stockholder (other than minor traffic offenses and similar acts) or the indictment for or the commission of any act of moral turpitude by such Employee Stockholder that is materially injurious to the property, operations, business or reputation of the Company or any Subsidiary thereof (as determined by the Board in its reasonable good faith discretion) or (iv) the failure to comply in all material respects with the terms hereof or any other agreement between such Employee Stockholder and the Company or any Subsidiaries thereof.

                 "COMMON STOCK" means the Company's common stock, par value $.01 per share.

                 "COMMON STOCK PERCENTAGE" means, with respect to a Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock held by such Stockholder (including Common Stock issuable upon exercise or conversion of securities held by such Stockholder which are convertible or exercisable at the time in question) and the denominator of which is the total number of shares of Common Stock outstanding and Common Stock issuable upon exercise or conversion of securities then outstanding and exercisable or convertible.

                 "COMPANY SALE" means a transaction with one or more independent third parties pursuant to which such party or parties (i) acquire (whether by merger, consolidation or transfer or issuance of capital stock) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or (ii) acquire all or substantially all of the Company's assets determined on a consolidated basis.

                 "DEMAND REGISTRATION" is defined in Section 9(a).

                 "DISABILITY" means with respect to any Employee Stockholder, the inability, due to illness, accident, injury, physical or mental incapacity or other disability, which has existed for at least six months in any twelve month period or has existed continuously for four months and which has prevented, and can reasonably be expected to continue to prevent, such Employee Stockholder from carrying out effectively his duties and obligations to the Company and its Subsidiaries as determined in good faith by the Board.

                 "EMPLOYEE SHARES" means Stockholder Shares held by the Employee Stockholders and their respective Permitted Transferees.

                 "EMPLOYEE STOCKHOLDER" is defined in the preface.

                 "EMPLOYEE STOCKHOLDER GROUP" is defined in Section 3(a).

                 "EXCLUDED SECURITIES" is defined in Section 10(e).

                 "FAIR MARKET VALUE" as of any date means (a) with respect to publicly traded Common Stock, the market trading price of such Common Stock and
(b) with respect to non-publicly traded Common Stock, the per share fair market value of such Common Stock as of such date, as determined in good faith by the Board based on such factors as the Board may deem appropriate; provided that an Employee Stockholder may request, at his or her own expense, an independent appraisal of such Common Stock by a nationally recognized investment banking firm acceptable to the Board, which such acceptance shall not be unreasonably withheld.

                 "FAMILY GROUP" is defined in Section 6(b).

                 "GOOD REASON" means a material reduction of an Employee Stockholder's duties and responsibilities or a change in such Employee Stockholder's duties and responsibilities which are materially inconsistent with the type of duties and responsibilities of such Employee Stockholder as of the date hereof, or a material reduction in compensation paid to such Employee Stockholder (excluding any reduction in such Employee Stockholder's salary that is part of an overall plan to reduce the aggregate amount of salary paid to all Employee Stockholders).

                 "JUNIOR SUBORDINATED NOTE" is defined in Section 3(c).

                 "NOTICE OF ACCEPTANCE" is defined in Section 10(b).

                 "OFFER PERIOD" is defined in Section 10(a).

                 "OFFERED SECURITIES" is defined in Section 10(a).

                 "OPTION PLAN" means that certain Management Stock Option Plan adopted by the Board as of May 26, 1998, as the same may be amended or supplemented from time to time.

                 "OPTIONS" means Rollover Options and Plan Options.

                 "ORIGINAL COST" means (i) with respect to any Employee Shares issued upon the exercise of a Rollover Option, $100 and (ii) with respect to any Employee Shares purchased directly from the Company or issued upon the exercise of a Plan Option, the original purchase price for such Employee Share (in each case, as the same may be adjusted to account for the effect of any reorganization, recapitalization, stock dividend, stock split, or combination or other changes in the Common Stock).

                 "OTHER STOCKHOLDERS" is defined in Section 7.

                 "PARTICIPATING STOCKHOLDERS" is defined in Section 8.

                 "PERMITTED TRANSFER" is defined in Section 5(b).

                 "PERMITTED TRANSFEREE" is defined in Section 5(b).

                 "PERSON" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other legal entity.

                 "PLAN OPTIONS" means options to purchase shares of Common Stock granted by the Company pursuant to the Option Plan.

                 "PUT NOTICE" is defined in Section 4(a).

                 "PUT PRICE" is defined in Section 4(a).

                 "PUT SHARES" is defined in Section 4(a).

                 "QUALIFIED PUBLIC OFFERING" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock having an aggregate offering value (before underwriters' discounts and selling commissions ) of at least $30 million.

                 "REFUSED SECURITIES" is defined in Section 10(c).

                 "REPURCHASE NOTICE" is defined in Section 3(b).

                 "REPURCHASE PRICE" is defined in Section 3(a).

                 "RETIREMENT" means with respect to any Employee Stockholder, the withdrawal of such Employee Stockholder from the full-time work force after the age of 62 or as determined in good faith by the Board.

                 "ROLLOVER OPTIONS" means options to purchase shares of Common Stock granted by the Company as of May 26, 1998 in consideration for the cancellation of options to acquire shares of SH Holdings Corp.

                 "RULE 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, as such rule may be amended from time to time, or any similar rule then in force.

                 "SALE NOTICE" is defined in Section 8.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 "STOCKHOLDER" is defined in the preface.

                 "STOCKHOLDER SHARES" means (i) all shares of Common Stock acquired by the Stockholders, including all shares of Common Stock acquired pursuant to the exercise of Options, and (ii) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when they have been sold (x) pursuant to a registered public offering under the Securities Act or (y) to the public pursuant to Rule 144 under the Securities Act, or any successor provision.

                 "SUBSIDIARY" means, with respect to any Person, any other Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person are owned, directly or indirectly, by the first Person or one or more Subsidiaries of such first Person.

                 "TRANSFER" means, with respect to any Stockholder Shares, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Stockholder Shares or any interest therein.

                 "TRANSFER NOTICE" is defined in Section 5(c).

                 "VESTED OPTIONS" means Options that are exercisable by the holder thereof on the date of determination.

         SECTION 2.       VOTING ARRANGEMENTS.

                 (a) ELECTION OF DIRECTORS. Each Stockholder agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person's control, and the Company will take all necessary and desirable actions within its control to cause the authorized number of directors for the Board to be at least six persons, and to elect or cause to be elected to the Board and cause to be continued in such office, six individuals designated by AIP; provided that at least two of such persons shall be Employee Stockholders.

                 (b) REMOVAL OF DIRECTORS. If at any time AIP shall notify the other Stockholders of its desire to remove, with or without cause, any individual from a directorship, all such Persons so notified will vote, or cause to be voted, all voting securities of the Company over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

                 (c) VACANCIES. If at any time any director ceases to serve on the Board (whether due to resignation, removal or otherwise), then AIP shall be entitled to designate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of Section 2(a) above. Each Stockholder agrees that he, she or it will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the successor designated by AIP to be elected to fill such vacancy.

                 (d) RIGHTS UNIMPAIRED. Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company may have to remove any director for cause. No removal for cause of an individual designated pursuant to this Section 2 shall affect the right of AIP to designate a different individual pursuant to Section 2 to fill the directorship from which such individual was removed.

                 (e) APPOINTMENT OF PROXY. IN ORDER TO SECURE THE OBLIGATIONS OF EACH AND EVERY STOCKHOLDER TO VOTE ALL COMMON SHARES HELD BY SUCH STOCKHOLDER IN ACCORDANCE WITH ALL OF THE PROVISIONS OF THIS AGREEMENT, EACH STOCKHOLDER HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS EACH OF ROBERT L. PURDUM AND ROBERT J. KLEIN AS SUCH STOCKHOLDER'S TRUE AND LAWFUL ATTORNEY, AGENT AND PROXY, WITH FULL

POWER OF SUBSTITUTION, TO ATTEND MEETINGS OF STOCKHOLDERS OF THE COMPANY HELD FROM TIME TO TIME, AND TO VOTE ON SUCH STOCKHOLDER'S BEHALF AND IN SUCH STOCKHOLDER'S NAME, PLACE, AND STEAD, OR TO EXECUTE WRITTEN CONSENTS IN LIEU OF SUCH MEETINGS, THE NUMBER OF VOTES THAT SUCH STOCKHOLDER WOULD BE ENTITLED TO CAST IF ACTUALLY PRESENT OR WITH RESPECT TO WHICH SUCH STOCKHOLDER WOULD BE ENTITLED TO EXECUTE A WRITTEN CONSENT, IN CONNECTION WITH ANY ELECTION OF DIRECTORS (IN ACCORDANCE WITH THIS SECTION 2) OR ANY COMPANY SALE (IN ACCORDANCE WITH SECTION 7). THE POWERS GRANTED HEREIN WILL BE DEEMED TO BE COUPLED WITH AN INTEREST, WILL BE IRREVOCABLE AND WILL SURVIVE THE DEATH, INCOMPETENCY, DISABILITY OR DISSOLUTION OF ANY STOCKHOLDER.

                 SECTION 3.       REPURCHASE OPTION.

                 (a) TERMINATION OF EMPLOYMENT. Upon the termination of an Employee Stockholder's employment by the Company or its Subsidiaries, the Company shall have the option (but not the obligation) to repurchase all or any of the Employee Shares held by such Employee Stockholder or his or her Permitted Transferees (hereinafter sometimes collectively referred to as the "EMPLOYEE STOCKHOLDER GROUP"). The price payable in respect of such Employee Shares (the "REPURCHASE PRICE") shall be calculated as follows:

                 (i) If such termination is by the Company or its Subsidiaries for Cause, the Repurchase Price shall be equal to the number of Employee Shares to be repurchased multiplied by the lesser of (A) Original Cost and (B) the Fair Market Value as of the date of such termination.

                 (ii) If such termination is by the Company or its Subsidiaries without Cause, the Repurchase Price shall be equal to the number of Employee Shares to be repurchased multiplied by the greater of (A) Original Cost with interest thereon at the rate of six percent (6%) per annum and (B) the Fair Market Value as of the date of such termination.

                 (iii) If such termination is by such Employee Stockholder voluntarily (other than for death, Retirement, Disability or Good Reason) prior to June 1, 2002, the Repurchase Price shall be equal to the number of Employee Shares to be repurchased multiplied by the lesser of (A) Original Cost and (B) the Fair Market Value as of the date of such termination.

                 (iv) If such termination is by such Employee Stockholder voluntarily (other than for death, Retirement, Disability or Good Reason) on or after June 1, 2002, the Repurchase Price shall be equal to the number of shares of such Employee Shares to be repurchased multiplied by Original Cost with interest thereon at the rate of six percent (6%) per annum.

                 (v) If such termination is by such Employee Stockholder for Retirement before June 1, 2002, the Repurchase Price shall be equal to the number of shares of such Employee Shares to be repurchased multiplied by Original Cost with interest thereon at the rate of six percent (6%) per annum.

                 (vi) If such termination is by such Employee Stockholder for Retirement on or after June 1, 2002, the Repurchase Price shall be equal to the number of Employee Shares to be repurchased multiplied by the greater of (A) Original Cost with interest thereon at the rate of six percent (6%) per annum and (B) the Fair Market Value as of the date of such termination.

                 (vii) If such termination is by such Employee Stockholder for Good Reason, the Repurchase Price shall be equal to the number of Employee Shares to be repurchased multiplied by the greater of (A) Original Cost with interest thereon at the rate of six percent (6%) per annum and (B) the Fair Market Value as of the date of such termination.

                 (viii) If such termination is by such Employee Stockholder is for death or Disability, the Repurchase Price shall be equal to the number of Employee Shares to be repurchased multiplied by the greater of (A) Original Cost with interest thereon at the rate of six percent (6%) per annum and (B) the Fair Market Value as of the date of such termination.

                 (b) REPURCHASE PROCEDURE FOR EMPLOYEE SHARES. The Company shall exercise any election to purchase Employee Shares pursuant to
Section 3(a) by delivery to the Employee Stockholder, within ninety (90) days after the termination of such Employee Stockholder's employment, of a written notice (the "REPURCHASE NOTICE") specifying the number of Employee Shares to be repurchased. The closing of any repurchase of Employee Shares shall take place not later than 30 days following the date on which the Repurchase Notice is delivered to the Employee Stockholder. In the event there is more than one member of the Employee Stockholder Group, the Company may repurchase Employee Shares held by the different members of such Employee Stockholder Group in such proportions as shall be determined by the Company (and shall be set forth in the Repurchase Notice). The failure of any member of the Employee Stockholder Group to perform his or her obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.

                 (c) PAYMENT FOR EMPLOYEE SHARES. The Company shall pay the purchase price for the Employee Shares it purchases (i) first, by the cancellation of any indebtedness, if any, owing from such Employee Stockholder to the Company or any Subsidiary thereof (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Employee Stockholder Group receiving consideration in such repurchase) and (ii) then, by the Company's delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates representing the Employee Shares so purchased, endorsed in blank or accompanied by appropriate assignments; provided, however, that in the event that any such repurchase is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under any material financing agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "JUNIOR SUBORDINATED NOTE") in a principal amount equal to the balance of the purchase price, payable in up to five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of NationsBank, N.A. on the date of issuance. In the event that the issuance of a Junior Subordinated Note is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, no such issuance shall occur and all time periods referred to in this Section 3(b) shall be tolled for so long as such prohibition or potential default exists. In the event that any payment pursuant to a Junior Subordinated Note is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, no such payment shall occur and the amount of such payment shall be added to the principal amount of such Junior Subordinated Note.
Notwithstanding anything herein to the contrary, all Junior Subordinated Notes shall be paid in full upon the consummation of a Company Sale so long as the Company or the Stockholders receive cash consideration in connection with such Company Sale.

                 (d) ASSIGNMENT TO AIP. The Company may (but shall not be obligated to) assign any of its rights under this Section 3 to AIP, or any of its Affiliates. Upon such an assignment, all references to "the Company" in this Section 3 shall be deemed to be references to the assignee of the Company to the extent of the interest so assigned.

                 SECTION 4.       PUT RIGHT.

                 (a) PUT UPON DEATH OR DISABILITY. In the event of the termination of an Employee Stockholder's employment with the Company or its Subsidiaries by reason of such Employee Stockholder's death or Disability, each member of such Employee Stockholder's Employee Stockholder Group may cause the Company to purchase all, but not less than all of the Employee Shares held by such Person (the "PUT SHARES") by delivering written notice (a "PUT NOTICE") to the Company, during the one hundred eighty (180) day period commencing on the termination of such Employee Stockholder's employment, of the exercise of such right and the number of shares of Put Shares to be repurchased by the Company. The price (the "PUT PRICE") at which the Company shall be required to repurchase the Put Shares shall be equal to the number of Employee Shares to be repurchased multiplied by the lesser of (A) Original Cost with interest thereon at the rate of six percent (6%) per annum and (B) the Fair Market Value as of the date of such termination.

                 (b)      REPURCHASE PROCEDURE FOR PUT SHARES.  Within thirty
(30) days after receipt of the Put Notice, the Company shall pay the Put Price for the Put Shares it purchases (i) first, by the cancellation of any indebtedness, if any, owing from such Employee Stockholder to the Company or any Subsidiary thereof (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Employee Stockholder Group receiving consideration in such repurchase) and (ii) then, by the Company's delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Employee Shares so purchased, duly endorsed in blank or accompanied by appropriate assignments; provided, however, that in the event that any such repurchase is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company's delivery of a Junior Subordinated
Note in a principal amount equal to the balance of the purchase price, payable in up to five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of NationsBank, N.A. on the date of issuance. In the event that the issuance of a Junior Subordinated Note is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, no such issuance shall occur and all time periods referred to in this Section 4(b) shall be tolled for so long as such prohibition or potential default exists. In the event that any payment pursuant to a Junior Subordinated Note is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, no such payment shall occur and the amount of such payment shall be added to the principal amount of such Junior Subordinated Note. Notwithstanding anything herein to the contrary, all Junior Subordinated Notes shall be paid in full upon the consummation of a Company Sale so long as the Company or the Stockholders receive cash consideration in connection with such Company Sale. The put rights provided in this Section 4 shall be of no further force and effect from and after the consummation of a Qualified Public Offering.

                 SECTION 5.       RESTRICTIONS ON TRANSFER.

                 (a) RESTRICTIONS ON TRANSFER. During the period beginning on the date hereof and ending on June 1, 2002, no holder of Employee Shares or AIP Shares may Transfer such Employee Shares or AIP Shares, except in a Permitted Transfer. After June 1, 2003 (but before the consummation of a Qualified Public Offering), no holder of Employee Shares or AIP Shares may Transfer such Employee Shares or AIP Shares, except (i) in a Permitted Transfer or (ii) to any other Person, subject to the provisions of Section 5(c), if applicable.

                 (b) CERTAIN PERMITTED TRANSFERS. Section 5(a) shall not apply to Transfers ("PERMITTED TRANSFERS") of Employee Shares or AIP Shares (i) by will or pursuant to applicable laws of descent and distribution to such Employee Stockholder's, AIP Stockholder's or Permitted Transferee's of such Employee Stockholder or AIP Stockholder family group; provided that, in connection with any such transfer, each such transferee (a "PERMITTED TRANSFEREE") executes a Joinder Agreement substantially in the form attached hereto as Exhibit A and thereby becomes a party to this Agreement, (ii) pursuant to Sections 3, 4, 7, 8 or 9 or (iii) to the Company. Any Employee Shares transferred to a Permitted Transferee shall continue to be Employee Shares for purposes of this Agreement, and any AIP Shares transferred to a Permitted Transferee shall continue to be AIP Shares for purposes of this Agreement. A Person's "FAMILY GROUP" means such Person's spouse and lineal descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of such Person, such Person's spouse or such Person's lineal descendants.

                 (c)      RIGHT OF FIRST REFUSAL.   After June 1, 2002 (but
before the consummation of a Qualified Public Offering), holders of Employee Shares or AIP Shares may Transfer such Employee Shares or AIP Shares so long as at least ninety (90) days prior to making any such Transfer, such Person delivers a written notice (the "TRANSFER NOTICE") to the Company. The

Transfer Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed Transfer. Such holder shall not consummate any such Transfer until thirty (30) days after the Transfer Notice has been delivered to the Company, unless the Company has notified such Employee in writing that it will not exercise its rights under this Section 5(c). (The date of the first to occur of such events is referred to herein as the "AUTHORIZATION DATE"). The Company may elect to purchase any or all of the Employee Shares or AIP Shares to be transferred upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to such holder within thirty (30) days after the receipt of the Transfer Notice by the Company. If the Company has not elected to purchase all of the Employee Shares or AIP Shares specified in the Transfer Notice, such holder may Transfer the Employee Shares or AIP Shares to the prospective transferee(s) as specified in the Transfer Notice, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice, during the 90-day period immediately following the Authorization Date. Any Employee Shares or AIP Shares not so transferred within such 90-day period must be reoffered to the Company in accordance with the provisions of this Section 5(c). The Company may assign its rights pursuant to this Section 5(c) to AIP or any of its Affiliates, in whole or in part, at any time and from time to time. Upon such an assignment, all references to "the Company" in this Section 5(c) shall be deemed to be references to the assignee of the Company to the extent of the interest so assigned.

                 (d) OPINION OF COUNSEL. No holder of Stockholder Shares may Transfer any such stock (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company, if the Company so requests, an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

                 SECTION 6.       LEGENDS.

                 (a) 1933 ACT LEGEND. The certificates representing Stockholder Shares shall bear the following legends:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

                 (b) STOCKHOLDERS AGREEMENT LEGEND. The certificates representing Stockholder Shares shall bear the following legend in addition to the legend set forth in Section 6(a) above:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MAY 26, 1998 AMONG STEEL HEDDLE GROUP, INC. AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE

         HOLDER HEREOF AT THE PRINCIPAL PLACE OF BUSINESS OF STEEL HEDDLE GROUP, INC. DISPOSITION OF THIS CERTIFICATE OR THE SECURITIES REPRESENTED HEREBY OR ANY RIGHTS OR INTERESTS THEREIN IN VIOLATION OF SUCH STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID.

                 (c) REMOVAL OF LEGENDS. Whenever in the opinion of the Company that the restrictions described in any legend set forth above cease to be applicable to any Stockholder Shares, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new certificate not bearing a legend stating such restriction.

                 SECTION 7.       SALE OF THE COMPANY.   If AIP approves a
Company Sale (an "APPROVED SALE"), the other holders of Stockholder Shares (the "OTHER STOCKHOLDERS") shall consent to and raise no objections against such Approved Sale (and shall waive any rights of appraisal arising in connection therewith) and shall fully cooperate with and take all necessary and desirable actions in connection with the consummation of such Approved Sale, including without limitation (a) executing a purchase and sale agreement and any other agreement reasonably necessary to effectuate such Approved Sale in the form to be entered into by AIP, (b) amending the Company's Certificate of Incorporation, (c) merging, combining or consolidating the Company with any other Person, (d) reorganizing, recapitalizing, liquidating, dissolving or winding-up the Company, (e) exchanging or splitting stock of the Company or (f) selling, leasing or exchanging all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis. If the Approved Sale is structured as a sale of stock, the Other Stockholders shall agree to sell all of their shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved by the Board and AIP. The obligations of the Other Stockholders with respect to any Approved Sale are subject to the conditions that (a) upon the consummation of such Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option and (b) no stockholder shall be required to incur indemnification obligations (whether several or joint and several) which are in excess of the net proceeds received by such Stockholder in connection with such Approved Sale.

                 SECTION 8.       PARTICIPATION RIGHTS.  Not less than twenty
(20) days prior to any proposed Transfer of Common Stock by AIP, AIP shall deliver to the Other Stockholders a written notice (the "SALE NOTICE") specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the proposed Transfer. Any Other Stockholder may elect to participate in the proposed Transfer by delivering to AIP a written notice of such election within the 10-day period following delivery of the Sale Notice. If one or more Other Stockholders elect to participate in such Transfer (the "PARTICIPATING STOCKHOLDERS"), AIP and each such Participating Stockholder will be entitled to sell in such proposed Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Company's Common Stock then held by AIP or such Participating Stockholder, as the case may be, by the aggregate percentage of the Common Stock then held by AIP and all Participating Stockholders, multiplied by (ii) the number of shares of Common Stock to be sold in such proposed Transfer. For purposes of this
Section 8, the amount of Common Stock
held by each Participating Stockholder who is an Employee Stockholder shall be deemed to include all shares of Common Stock acquirable pursuant to the exercise of Vested Options then held by such Participating Stockholder. Notwithstanding the foregoing, this Section 8 shall not apply to (i) Transfers by AIP of up to an aggregate of 5% of the outstanding Common Stock, (ii) Transfers by AIP to Affiliates of AIP, provided that each such Affiliate agrees in writing to be bound by the provisions of this Agreement binding AIP, (iii) Transfers pursuant to Rule 144 under the Securities Act (or any successor provision), (iv) Transfers pursuant to Section 7, or (v) Transfers pursuant to
Section 9.

                 SECTION 9.       REGISTRATION RIGHTS.

                 (a) DEMAND REGISTRATION. AIP shall have the right to require the Company to effect up to two registrations of their Common Stock on Form S-1 under the Securities Act and, if available, unlimited registrations on Form S-2 or S-3 under the Securities Act (any such registration, a "DEMAND REGISTRATION"). Upon receipt of any request for a Demand Registration, the Company shall give prompt written notice of such request to each Stockholder, and, subject to the provisions set forth below, shall include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the delivery of the Company's notice (including shares covered by Vested Options to the extent that the Company receives appropriate assurances that such Options will be exercised upon effectiveness of such registration). If other securities are included in any Demand Registration that is not an underwritten offering, all Stockholder Shares included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the number of securities to be included exceeds the number of securities which can be sold in such offering without adversely affecting the pricing or marketability thereof, the Company will include in such registration all Stockholder Shares requested to be included therein prior to the inclusion of any securities that are not Stockholder Shares. If the number of Stockholder Shares requested to be included in such registration (including Employee Shares) exceeds the number of securities which in the opinion of such underwriter can be sold without adversely affecting the pricing or marketability of such offering, the Company will include in such Demand Registration the maximum number of Stockholder Shares that may be so included, such amount to be allocated ratably among the holders thereof based on the percentage of the outstanding Stockholder Shares held by each such Stockholder (assuming the exercise of all Vested Options held by participating Stockholders). The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration that is an underwritten offering, subject to the approval of AIP.

                 (b) COMPANY REGISTRATION. In the event that the Company proposes to register any Common Stock under the Securities Act in connection with a public offering (other than a Demand Registration) on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Stockholder Shares, the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to such registration, and shall include in such registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 30 days after delivery of the Company's notice (including shares covered by Vested Options to the extent that the Company receives appropriate assurances that such Options will be exercised upon effectiveness of such registration), subject to the limitations set forth in this Section 9(b). If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares (or the number of Employee Shares) requested to be included therein exceeds the number of Stockholder Shares (or the number of Employee Shares) that can be sold without adversely affecting the pricing or the marketability of such offering, any shares to be sold by the Company in such offering shall have priority over any Stockholder Shares, the number of Stockholder Shares to be included by a Stockholder in such registration shall be reduced pro rata on the basis of the number of shares of Common Stock held by such Stockholder (assuming the exercise of all Vested Options held by all participating Stockholders) and all other holders (other than the Company) exercising similar registration rights, and with respect to the Company's initial public offering of its Common Stock to the extent required by the managing underwriter, the number of Employee Shares to be included in such offering by any Person may be further reduced (including, reduced to zero).

                 (c) COSTS OF REGISTRATION. The Company shall bear the costs of each registration in which Stockholders participate pursuant to this
Section 9, including the reasonable fees and expenses of one counsel for the selling Stockholders (to be selected by AIP or, if AIP has not requested any of its Common Stock to be included, by the holders of a majority of the Stockholder Shares to be included in such registration) but excluding any underwriting discounts or commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders. As a condition to the inclusion of Stockholder Shares in any registration, the participating Stockholder and the Company shall execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no Stockholder shall be required to incur indemnification obligations (whether several or joint and several) which are in excess of the net proceeds received by such Stockholder pursuant to such registration or which relates to information not supplied by such Stockholder for inclusion in the registration statement.

                 (d) OTHER LIMITATIONS. Notwithstanding any other provision of this Section 9, (i) the Company shall not be required to include Stockholder Shares in a registration that relates to the Company's initial public offering of Common Stock if AIP has not requested any of its Common Stock to be sold in such offering, and (ii) the Company shall not be required to include in any registration pursuant to this Section 9 any Stockholder Shares (other than Common Stock owned by AIP in the case of a Demand Registration) that are then eligible for transfer pursuant to Rule 144 under the Securities Act or may otherwise be freely transferred without registration under the Securities Act.

                 (e) HOLDBACK AGREEMENT. Each holder of Stockholder Shares agrees that if requested in connection with an underwritten offering made pursuant to a registration statement for which such Stockholder has incidental registration rights pursuant to Section 9(b), by the managing underwriter or underwriters of such underwritten offering, such Stockholder will not effect any public sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such registration statement (or for such shorter period as to which the managing underwriter or underwriters may agree).

                 (f) ASSIGNMENT. Notwithstanding anything herein to the contrary, AIP may assign any of its rights under this Section 9, in whole or in part, to any Affiliate of AIP. Upon such an assignment, all references to "AIP" in this Section 9(f) shall be deemed to be references to the assignee of AIP to the extent of the interest so assigned.

                 SECTION 10.      PREEMPTIVE RIGHTS.

                 (a) OFFERED SECURITIES. Except in the case of Excluded Securities, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has an equity kicker or other participation rights, (iv) any security of the Company that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (subsections (i) through (v), collectively, the "OFFERED SECURITIES"), unless in each case, the Company shall have first offered to sell such Offered Securities to each Employee Stockholder up to such Employee Stockholder's Common Stock Percentage of such securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to such Stockholder (the "OFFER"), which Offer by its terms shall remain open and irrevocable for a period of 5 business days from the date it is delivered by the Company (the "OFFER PERIOD").

                 (b) NOTICE. Notice of each Employee Stockholder's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Employee Stockholder and delivered to the Company prior to the end of the Offer Period, setting forth such portion of the Offered Securities as such Employee Stockholder elects to purchase (the "NOTICE OF ACCEPTANCE"); provided, however, that if any Employee Stockholder chooses to purchase a portion, but not all, of the Offered Securities, such Employee Stockholder must purchase a ratable portion of each class of the Offered Securities. In the event the Company materially amends the terms of the Offer at any time, the Offer Period shall be extended for a period of not less than 3 business days.

                 (c) REFUSED SECURITIES. In the event that Notices of Acceptance are not given by the Employee Stockholders in respect of all the Offered Securities, the Company shall have 120 days from the expiration of the Offer Period to sell all or any part of such Offered Securities as to which Notices of Acceptance have not been given by the Employee Stockholders (the "REFUSED SECURITIES") to any other Person(s), but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person(s) or less favorable to the Company than those set forth in the Offer. Upon the closing, which shall include full payment to the Company, of the sale to such other Person(s) of all the Refused Securities, the Employee Stockholders shall purchase from the Company, and the Company shall sell to the Employee Stockholders, the Offered Securities in respect of which Notices of Acceptance were delivered to the Company by the Employee Stockholders, at the terms specified in the Offer.

                 (d) EXCLUSIONS. In each case, any Offered Securities not purchased by the Stockholders or any other Person(s) in accordance with Section 10.1(d) may not be sold or otherwise disposed of until they are again offered to the Stockholders under the procedures specified in Sections 10.1(a), 10.1(b) and 10.1(d). Notwithstanding anything to the contrary contained in this
Section 10.1, the Company shall not be obligated to offer any Offered Securities to a Employee Stockholder who is not an "accredited investor" as such term is defined in Rule 501 of the Securities Act if, in the reasonable judgement of the Company (i) inclusion of such Employee Stockholder would result in unnecessary delay or (ii) a sale such Employee Stockholder would violate any rule of, or regulation or provision promulgated under the Securities Act.

                 (e) EXCLUDED SECURITIES. The rights of the Stockholders under this Section 10 shall not apply to the following securities (the "EXCLUDED SECURITIES"):

                 (i) shares of Common Stock issued to, or upon exercise of, options granted to officers, employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to any management stock option plan;

                 (ii) shares of Common Stock sold to officers, employees or directors of, or consultants to, the Company or any of its Subsidiaries;

                 (iii) any securities issued by the Company as any "equity kicker" in connection with a debt financing any securities issued upon conversion or exercise thereof;

                 (iv) any securities issued by the Company in connection with an acquisition;

                 (v) any securities issued by the Company in a public offering or a Rule 144A transaction; and

                 (vi) shares of Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of the Common Stock.

                 SECTION 11.      TRANSFERS IN VIOLATION OF AGREEMENT.   Any
Transfer or attempted Transfer of any Stockholder Shares in violation of this Agreement shall be void, and the Company shall not be obligated to record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

                 SECTION 12. AMENDMENT AND WAIVER. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or Stockholders unless such amendment or waiver is approved in writing by the Company, AIP, the holders of at least a majority of the then-outstanding AIP Shares and the holders of at least a majority of the then-outstanding Employee Shares, respectively. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

                 SECTION 13.      SEVERABILITY.   If any provision of this
Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                 SECTION 14. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                 SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, and the Stockholders and their respective permitted successors and assigns so long as such Stockholders and their respective permitted successors and assigns hold Stockholder Shares.

                 SECTION 16. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                 SECTION 17. REMEDIES. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                 SECTION 18. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent via facsimile, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at its address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent via facsimile (against receipt therefor), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

                 The Company's address is:   c/o Steel Heddle Mfg. Co.
                                             1801 Rutherford Road
                                             Greenville, S.C. 29607
                                             Attention:  President
                 with a copy to:             American Industrial Partners
                                             One Maritime Plaza, Suite 2525
                                             San Francisco, CA 94111
                                             Attention:  Chief Financial Officer

                                             and

                                             American Industrial Partners
                                             551 Fifth Avenue, Suite 3800
                                             New York, N.Y. 10176
                                             Attention:  Robert J. Klein

                 SECTION 19. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of New York.

                 SECTION 20. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 SECTION 21. TERMINATION; SURVIVAL. Sections 2, 7, 8 and 9 hereof shall terminate on the date on which AIP and its Affiliates own less than 20% of the outstanding Common Stock of the Company. Sections 4 and 10 hereof shall terminate upon the occurrence of a Qualified Public Offering. Notwithstanding anything herein to the contrary, this Agreement shall terminate upon a Company Sale.


                                 [END OF PAGE]
                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

                                STEEL HEDDLE GROUP, INC.


                                By:  /s/  Nathan L. Belden
                                    ----------------------------------
                                       Name: Nathan L. Belden
                                       Title:  Secretary

                                AMERICAN INDUSTRIAL PARTNERS
                                CAPITAL FUND II, L.P.


                                BY:      AMERICAN INDUSTRIAL PARTNERS
                                         II, L.P., ITS GENERAL PARTNER

                                BY:      AMERICAN INDUSTRIAL PARTNERS
                                         CORPORATION, ITS GENERAL PARTNER


                                By:      /s/ Robert J. Klein
                                         -----------------------------
                                         Name:  Robert J. Klein
                                         Title:  Attorney-in-Fact

                 IN WITNESS WHEREOF, the undersigned have executed this counterpart to the Stockholders Agreement as of May 26, 1998.


                                                   AIP STOCKHOLDERS:



                                                   /s/ Tom H. Barrett
                                                   ----------------------------

                                                   /s/ Robert Cizik
                                                   ----------------------------

                                                   /s/ Robert J. Klein
                                                   ----------------------------

                                                   /s/ Robert Cizik
                                                   ----------------------------

                                                   /s/ Ken Pereira
                                                   ----------------------------

                                                   /s/ Robert Purdum
                                                   ----------------------------

                                                   /s/ Burnell R. Roberts
                                                   ----------------------------

                                                   /s/ Graham Sullivan
                                                   ----------------------------

                 IN WITNESS WHEREOF, the undersigned have executed this counterpart to the Stockholders Agreement as of May 26, 1998.


                                                   EMPLOYEE STOCKHOLDER:



                                                   /s/ Randy Boggs
                                                   ----------------------------

                                                   /s/ James Brant Connor
                                                   ----------------------------

                                                   /s/ Edward J. Treglia
                                                   ----------------------------

                                                   /s/ John D. Wright
                                                   ----------------------------

                            Schedule of Stockholders

American Industrial Partners Capital Fund II, L.P.

AIP Stockholders:

         Tom Barrett
         Nate Belden
         Robert Cizik
         Robert Klein
         Ken Pereira
         Robert Purdum
         Burnell R. Roberts
         Graham Sullivan

Employee Stockholder:

         Randy Boggs
         James Brant Connor
         Edward J. Treglia
         John D. Wright

                                                                       EXHIBIT A

                                FORM OF JOINDER
                                       TO
                             STOCKHOLDERS AGREEMENT



                 This Joinder (this "Agreement") is made as of the date written below by the undersigned (the "Joining Party") in favor of and for the benefit of Steel Heddle Group, Inc. and the other parties to the Stockholders Agreement, dated as of May 26, 1998 (the "Stockholders Agreement").
Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholders Agreement.

                 The Joining Party hereby acknowledges, agrees and confirms that, by his or her execution of this Joinder, the Joining Party will be deemed to be a party to the Stockholders Agreement and shall have all of the obligations of an [Employee] [AIP] Stockholder thereunder as if he or she had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

                 IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.

                                        ----------------------------------------
                                        Name:
                                        Date: